EXHIBIT 21.  LIST OF SIGNIFICANT SUBSIDIARIES

  The following subsidiaries were 100 percent owned and were consolidated by the Corporation at December 31, 1997:

                                                  STATE OR OTHER JURISDICTION
                  NAME OF SUBSIDIARY                  IN WHICH INCORPORATED
     ----------------------------------------     --------------------------
      Carnegie Natural Gas Company                       Pennsylvania
      Carnegie Interstate Pipeline Company               Delaware
      Carnegie Production Company                        Pennsylvania
      Speedway SuperAmerica LLC                          Delaware
      Marathon Guaranty Corporation                      Delaware
      Marathon International Oil Company                 Delaware
      Marathon International Petroleum Ireland Limited   Cayman Islands
      Marathon Oil Company                               Ohio
      Marathon Oil U.K., Ltd.                            Delaware
      Marathon Petroleum Ashrafi, Ltd.                   Delaware
      Marathon Petroleum Company (Norway)                Delaware
      Marathon Petroleum Egypt, Ltd.                     Delaware
      Marathon Petroleum Investment, Ltd.                Delaware
      Marathon Petroleum Syria, Ltd.                     Delaware
      Marathon Ashland Pipe Line LLC                     Delaware
      Marathon Sakhalin Limited                          Cayman Islands
      United States Steel International, Inc.            New Jersey
      U. S. Steel Mining Company, LLC                    Delaware
      USX Capital LLC                                    Turks & Caicos Islands
      USX Capital Trust I                                Delaware
      USX Engineers and Consultants, Inc.                Delaware
      USX Portfolio Delaware, Inc.                       Delaware

Exhibit 21.  (Contd.)

  The following companies or joint ventures were not consolidated at December 31, 1997:

                 Company                        Country      % Ownership              Activity
                 -------                        -------      -----------              --------

CLAM Petroleum B.V.                          Netherlands           50%             Oil & Gas Production
Double Eagle Steel Coating Company           United States         50%             Steel Processing
Kenai LNG Corporation                        United States         30%             Natural Gas Liquification
LOCAP, Inc.                                  United States       37.1%             Pipeline & Storage Facilities
LOOP LLC                                     United States       32.1%             Offshore Oil Port
Nautilus Pipeline Company, LLC               United States       24.3%             Gas Transmission
Poseidon Oil Pipeline Company LLC            United States         28%             Crude Oil Transportation
PRO-TEC Coating Company                      United States         50%             Steel Processing
RMI Titanium Company                         United States       26.8%             Titanium Metal Products
Sakhalin Energy Investment Company Ltd.      Russia              37.5%             Oil & Gas Exploration
Transtar, Inc.                               United States       45.7%             Transportation
USS/Kobe Steel Company                       United States         50%             Steel Products
USS-POSCO Industries                         United States         50%             Steel Processing
Worthington Specialty Processing             United States         50%             Steel Processing

  The names of other subsidiaries, both consolidated and unconsolidated, have been omitted as these unnamed subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.